Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	ION Holdings 2, LP
Address of Joint Filer:	c/o ION Acquisition Corp 2 Ltd.
89 Medinat Hayehudim Street
Herzliya 4676672, Israel
Relationship of Joint Filer to Issuer:	10% Owner, Director
Issuer Name and Ticker or Trading Symbol:	ION Acquisition Corp 2 Ltd. [IACB]
Date of Event Requiring Statement:
(Month/Day/Year):	2/10/2021

Name of Joint Filer:	Gilad Shany
Address of Joint Filer:	c/o ION Acquisition Corp 2 Ltd.
89 Medinat Hayehudim Street
Herzliya 4676672, Israel
Relationship of Joint Filer to Issuer:	10% Owner, Director
Issuer Name and Ticker or Trading Symbol:	ION Acquisition Corp 2 Ltd. [IACB]
Date of Event Requiring Statement:
(Month/Day/Year):	2/10/2021